Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-19127, 333-19145, 333-80187, 333-42444, 333-52236, 333-77006 and 333-121074) and on Form S-3 (Nos. 333-91211, 333-152707) of Cornell Companies, Inc. of our report dated February 26, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas

February 26, 2010